Exhibit 99

                                  NEWS RELEASE

CONTACT: Patrick Scanlon, Controller
         Penseco Financial Services Corporation
         (570) 346-7741


FOR RELEASE: 4:00 P.M. Eastern Time:  March 01, 2007


          Penseco Financial Services Corporation Reports 2006 Earnings

SCRANTON,  PA, March 01 -- Penseco Financial Services  Corporation (OTC Bulletin
Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company reported net income for the twelve months ended December 31, 2006 of $6,008,000 or $2.80 per share compared with the year ago period of $5,869,000 or $2.73 per share. Earnings were impacted by a previously announced one-time charge of $1,119,000 for a Voluntary Early Retirement Initiative ("VERI"). Core after tax earnings for the twelve months ended December 31, 2006, excluding the VERI and security gains, increased by $658,000 or 11.2% to $6,536,000 compared with $5,878,000 for 2005. Net interest income after provision for loan losses increased $1,108,000 or 5.7%, to $20,435,000 for the twelve months ended December 31, 2006 compared to $19,327,000 for 2005. Net interest income increased mainly from higher loan growth which was driven by a mix of fixed and variable rate loans backed by real estate.

For the three months ended December 31, 2006, net earnings were $1,000,000 compared with $1,406,000 in the same quarter of 2005. Net earnings per share were $.47 compared with $.65 in 2005. The Company recorded a before tax expense of $1,119,000 in the fourth quarter of 2006 in connection with the VERI, from which the Company anticipates before tax cost savings of approximately $2,380,000 over the next three years. Net earnings for 2006 increased from 2005 mainly from higher interest income from strong loan demand experienced during 2006. This was offset by increased operating expenses. Income taxes were lower than year ago levels.


Other Income

Other income declined $669,000 or 7.5% to $8,205,000 during the twelve months of 2006, from $8,874,000 for the same period of 2005. Service charges on deposit accounts decreased $80,000 or 8.5%, largely due to the implementation of the free checking program. Merchant transaction income decreased $574,000 or 12.7%, mainly due to lower transaction volume. Other fee income declined $152,000 or 9.7%, including reduced brokerage income of $98,000 or 26.6%. The Company realized a gain on the sale of securities of $319,000 which was used to partly offset the cost associated with the VERI discussed earlier.

Other income increased $222,000 or 12.1% to $2,060,000 for the three months ended December 31, 2006 compared with $1,838,000 for the similar period of 2005. Merchant transaction income increased $47,000 or 7.0% due to higher transaction volume. Other fee income declined $109,000 or 28.4% due to lower loan service fees. Gains on the sale of equity securities increased $319,000 which was used to partially offset the acceptance of the VERI by certain employees.


Other Expenses

Total other expenses increased $318,000 or 1.5% to $21,037,000 during 2006 compared with $20,719,000 the same period of 2005. Salaries and employee benefits increased $1,054,000 or 11.4%, primarily due to the $1,119,000 expense recorded in the fourth quarter of 2006 in connection with the VERI. Merchant transaction expenses decreased $505,000 or 13.9%, due to lower transaction volume. Other operating expenses decreased $173,000 or 3.2%, mostly from lower professional fees and general operating expenses.

Total other expenses increased $1,113,000 or 22.9% to $5,983,000 for the three months ended December 31, 2006 compared with $4,870,000 for the same period of 2005. Salaries and employee benefits increased $953,000 or 38.9%, primarily due to the $1,119,000 expense recorded in the fourth quarter of 2006 in connection with the VERI. The Company anticipates before tax cost savings of approximately $2,380,000 over the next three years. Merchant transaction expense increased $36,000 or 6.4% due to higher transaction volume. Other operating expenses increased $144,000 or 11.5% mostly from higher professional fees and general operating expenses.


Asset Quality

Non-accrual loans increased $1,553,000 at December 31, 2006. This increase was due to a single borrowing relationship being placed into non-accrual during the third quarter of 2006. Management feels the Company is well secured and projects no loss of principal as we work towards a resolution to this credit. The allowance for loan losses at December 31, 2006 was $4,200,000 or 1.14% of total loans compared to $3,800,000 or 1.18% of total loans at December 31, 2005. Management continues to believe the loan loss reserve is adequate.

Loans on which the accrual of interest has been discontinued or reduced amounted to $3,180,000 and $1,627,000 at December 31, 2006 and December 31, 2005,
respectively. If interest on those loans had been accrued, such additional income would have been $209,000 and $264,000 for the twelve months ended December 31, 2006 and December 31, 2005, respectively. Interest income on those loans, which is recorded only when received, amounted to $10,000 and $27,000 for December 31, 2006 and December 31, 2005, respectively. There are no commitments to lend additional funds to individuals whose loans are in non-accrual.


Income Tax Expense

For the three months ended December 31, 2006 applicable income taxes decreased $254,000 primarily due to the VERI. For the twelve months ended December 31, 2006 applicable income taxes decreased $18,000 or 1.1% to $1,595,000 in 2006 compared to $1,613,000 in 2005, due to higher tax-free income despite overall higher operating income in 2006. The Company's effective income tax rate has been affected by the Company's income being derived in part from Bank-owned life insurance appreciation, as well as tax-exempt interest.




                     PENSECO FINANCIAL SERVICES CORPORATION
                              FINANCIAL HIGHLIGHTS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                               FINANCIAL HIGHLIGHTS

(in thousands, except per share
 amounts)                            2006      2005    Increase $   % Change
----------------------------------------------------------------------------

Net Income                         $ 6,008   $ 5,869     $  139        2.37%
Earnings per share                 $  2.80   $  2.73     $ 0.07        2.56%
Net Income - Core                  $ 6,536   $ 5,878     $  658       11.19%
Earnings per share - Core          $  3.04   $  2.74     $ 0.30       10.95%
ROA                                  1.07%     1.03%                   3.88%
ROA- Core                            1.16%     1.03%                  12.62%
ROE                                  9.15%     9.23%                  -0.87%
ROE - Core                           9.96%     9.24%                   7.79%
Efficiency Ratio                    72.36%    72.79%                  -0.59%
Efficiency Ratio - Core             69.27%    72.82%                  -4.88%

                     PENSECO FINANCIAL SERVICES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                              December 31,        December 31,
                                                                  2006                2005
                                                            ----------------    ----------------
ASSETS
Cash and due from banks                                       $     12,999        $     11,310
Interest bearing balances with banks                                 1,779                 263
Federal funds sold                                                       -                   -
                                                            ----------------    ----------------
  Cash and Cash Equivalents                                         14,778              11,573
Investment securities:
  Available-for-sale, at fair value                                 91,705             147,942
  Held-to-maturity (fair value of $75,120
    and $83,130, respectively)                                      74,375              82,015
                                                            ----------------    ----------------
  Total Investment Securities
                                                                   166,080             229,957
Loans, net of unearned income                                      369,922             321,362
  Less: Allowance for loan losses                                    4,200               3,800
                                                            ----------------    ----------------
  Loans, Net                                                       365,722             317,562
Bank premises and equipment                                          9,471               9,453
Other real estate owned                                                  -                  91
Accrued interest receivable                                          3,632               3,473
Cash surrender value of life insurance                               7,054                   -
Other assets                                                         3,084               3,579
                                                            ----------------    ----------------
  Total Assets                                                $    569,821        $    575,688
                                                            ================    ================
LIABILITIES
Deposits:
  Non-interest bearing                                        $     71,585        $     91,713
  Interest bearing                                                 342,215             306,154
                                                            ----------------    ----------------
  Total Deposits                                                   413,800             397,867
Other borrowed funds:
  Repurchase agreements                                             13,441              30,414
  Short-term borrowings                                              5,486               4,626
  Long-term borrowings                                              65,853              75,401
Accrued interest payable                                             1,472               1,261
Other liabilities                                                    3,198               2,320
                                                            ----------------    ----------------
  Total Liabilities                                                503,250             511,889
                                                            ----------------    ----------------
STOCKHOLDERS' EQUITY
Common stock ($ .01 par value, 15,000,000 shares
  authorized, 2,148,000 shares issued and outstanding)                  21                  21
Surplus                                                             10,819              10,819
Retained earnings                                                   56,393              53,607
Accumulated other comprehensive income                                (662)               (648)
                                                            ----------------    ----------------
  Total Stockholders' Equity                                        66,571              63,799
                                                            ----------------    ----------------
  Total Liabilities and Stockholders' Equity                  $    569,821        $    575,688
                                                            ================    ================

                     PENSECO FINANCIAL SERVICES CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)
                    (in thousands, except per share amounts)

                                                                      Three Months Ended                   Twelve Months Ended
                                                                         December 31,                          December 31,
                                                               --------------------------------     --------------------------------
                                                                     2006           2005                  2006           2005
                                                                  -----------    -----------           -----------    -----------
INTEREST INCOME
Interest and fees on loans                                         $   6,255      $   5,121             $  23,374      $  18,569
Interest and dividends on investments:
  U.S. Treasury securities and U.S. Agency obligations                 1,182          1,538                 5,360          6,408
  States & political subdivisions                                        730            638                 2,688          2,616
  Other securities                                                        90             61                   340            190
Interest on Federal funds sold                                             -              6                     -            176
Interest on balances with banks                                           40             55                   160            211
                                                                  -----------    -----------           -----------    -----------
  Total Interest Income                                                8,297          7,419                31,922         28,170
                                                                  -----------    -----------           -----------    -----------
INTEREST EXPENSE
Interest on time deposits of $100,000 or more                            603            253                 1,408            808
Interest on other deposits                                             1,566          1,226                 6,204          4,212
Interest on other borrowed funds                                         857            895                 3,442          3,560
                                                                  -----------    -----------           -----------    -----------
  Total Interest Expense                                               3,026          2,374                11,054          8,580
                                                                  -----------    -----------           -----------    -----------
  Net Interest Income                                                  5,271          5,045                20,868         19,590
Provision for loan losses                                                136            141                   433            263
                                                                  -----------    -----------           -----------    -----------
  Net Interest Income After Provision for Loan Losses                  5,135          4,904                20,435         19,327
                                                                  -----------    -----------           -----------    -----------
OTHER INCOME
Trust department income                                                  370            365                 1,483          1,479
Service charges on deposit accounts                                      226            240                   860            940
Merchant transaction income                                              720            673                 3,947          4,521
Other fee income                                                         275            384                 1,423          1,575
Other operating income                                                   150            176                   173            372
Realized gains (losses) on securities, net                               319              -                   319            (13)
                                                                  -----------    -----------           -----------    -----------
  Total Other Income                                                   2,060          1,838                 8,205          8,874
                                                                  -----------    -----------           -----------    -----------
OTHER EXPENSES
Salaries and employee benefits                                         3,403          2,450                10,315          9,261
Expense of premises and equipment, net                                   583            603                 2,397          2,455
Merchant transaction expenses                                            598            562                 3,141          3,646
Other operating expenses                                               1,399          1,255                 5,184          5,357
                                                                  -----------    -----------           -----------    -----------
  Total Other Expenses                                                 5,983          4,870                21,037         20,719
                                                                  -----------    -----------           -----------    -----------
Income before income taxes                                             1,212          1,872                 7,603          7,482
Applicable income taxes                                                  212            466                 1,595          1,613
                                                                  -----------    -----------           -----------    -----------
  Net Income                                                       $   1,000      $   1,406             $   6,008      $   5,869
                                                                  ===========    ===========           ===========    ===========

Earnings per Common Share
  (Based on 2,148,000 shares outstanding)                          $    0.47      $    0.65             $    2.80      $    2.73
Cash Dividends Declared Per Common Share                           $    0.45      $    0.45             $    1.50      $    1.44